UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2007

HUMAN BIOSYSTEMS

(Exact name of registrant as specified in its charter)

000-28413

(Commission File Number)

California                                      77-0481056

(State or other jurisdiction             (I.R.S. Employer Identification No.)

                                                                                                   of incorporation or organization)

1127 Harker Avenue, Palo Alto, CA 94301

(Address of Principal Executive Offices Including Zip Code)

Registrant's telephone number, including area code: (650) 323-0943

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 15, 2007, Human BioSystems (“HBS” or “the Company”), a California corporation, entered into a loan transaction with Dutchess Private Equities Fund, LP (“Dutchess”), and issued to Dutchess a Promissory Note (“Note”) with a face value of $462,000.  The net proceeds from the transaction, approximately $385,000, will be used for general working capital.

The Note matures on April 15, 2008.  Repayment of the Note will be made monthly in the amount of (i) 100% of any proceeds raised over $120,000 per month from puts made by HBS pursuant to the Investment Agreement dated as of June 20, 2004 (the “Investment Agreement” or “Equity Line”, or (ii) $51,333.00, whichever is greater.  The payment shall be made on the 15th of each month or upon immediately available funds exceeding the threshold amount of proceeds raised from Puts.  If HBS raises financing of more than $2,000,000, Dutchess may require that the Company use the balance of any amount over $2,000,000 to pay any amounts due on the Note.  Any such payments must be made within five days of the request by Dutchess.  If the Note is not paid in full by the maturity date, the face value of the Note will be increased by 10% as an initial penalty, and the Company will pay an additional 2.5% per month on the face value, compounded daily, until paid in full.

In addition to the failure to pay the face value by the maturity date, the following events are also “Events of Default”:  failure to make a payment within 10 calendar days of its due date; bankruptcy; the Company’s common stock is suspended or no longer listed on a recognized exchange; the registration statement for the underlying shares in the Equity Line is not effective and not cured within five days; the Company fails to carry out Puts in a timely manner; any of the Company’s representations contained in the Agreement were false when made; or the Company breaches the Note.

Upon each and every Event of Default, Dutchess may elect to execute the Puts in an amount that will repay it and fully enforce its rights under the Agreement.  Dutchess may also increase the face value of the Note by 10% and an additional 2.5% per month, compounded daily until the default is cured or the Note is paid in full.  Dutchess may also elect to stop any further funding of the Company (excluding the equity line of credit), or may switch any residual amount of the face value of the Note not paid at maturity into a three-year convertible debenture.  If Dutchess so chooses, the Company has 10 days to file a registration statement for the shares issuable upon conversion of the convertible debenture equal to 300% of the residual amount, plus interest and liquidated damages.  If the Company does not file the registration statement within 10 days, or the registration statement is not declared effective within 60 days, the residual amount will be increased by $5,000 per day.  Moreover, if the Company has an opportunity to accelerate the effectiveness of the registration statement but fails to do so, the residual amount will increase by $5,000 per day commencing the date the statement would have been declared effective.  The conversion rate will be the lesser of 50% of the lowest closing bid price for the previous 15 days or 100% of the lowest bid price for the  preceding 20 days.  If Dutchess does not elect to convert the debenture into common stock prior to maturity, it will automatically be converted into shares upon maturity.  Finally, Dutchess may increase the monthly payment amount to fulfill the repayment of the residual amount.  If the Company does not cooperate, Dutchess may elect to increase the face value of the Note by 2.5% per day, compounded daily.

Within 30 days of the issuance of the Note, the Company must file a registration statement for a new Equity Line of Credit for the maximum amount permitted under Rule 415 of the United States Securities and Exchange Commission.  The Company will respond to SEC comments or correspondence within 7 business days, with an additional two days to respond to SEC Staff accounting comments.  The registration statement must become effective within two days of notice from the SEC that it has been cleared of comments and within 90 days of the Closing of the Note.

The Company will not enter into any additional financing agreements without Dutchess’ express written consent.  The Company shall not file any registration statement which includes any of its Common Stock exceeding one million shares, including those on From S-8 exceeding 800,000 shares, until the Note is paid in full or Dutchess gives written consent.  Dutchess agrees to allow one registration statement on Form SB-2 not to exceed 25,000,000 shares as a shelf registration.  If the Company issues any shares to a third party while the Note is outstanding under terms Dutchess deems more favorable to the third party, Dutchess may elect to modify the terms to conform to the more favorable term or terms of the third party financing.

The Company will issue to Dutchess 250,000 shares of unregistered restricted common stock as an incentive for entering into the Note.

HBS will pay closing costs and related expenses associated with the transaction of $35,000, deducted from the proceeds received at Closing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As stated above in Item 1.01, which is expressly incorporated herein by reference, the Note obligates HBS to pay its face value of $462,000 in monthly payments of 100% of any proceeds raised over $120,000 per month from Puts, or $51,333.00, whichever is greater.  If the Note’s face value is not paid off by maturity, HBS will be required to pay an additional 10% on the face value of the Note, plus 2.5% per month, compounded daily, until the Note is paid off.  The Company may also be required to pay penalties if certain obligations under the Note are not met, as discussed in Item 1.01 above.  At Dutchess’ option, HBS will be required to repay the balance of the Note if the Company raises financing in excess of $2,000,000.  Finally, the Company will pay expenses associated with the transaction in the amount of $35,000.

Item 3.02 Unregistered Sales of Equity Securities.

As stated above in Item 1.01, which is expressly incorporated herein by reference, under the Note, HBS will issue to Dutchess 250,000 shares of unregistered restricted common stock as an incentive for entering into the Note.   The issuance of incentive shares was made in reliance on Section 4(2) of the Securities Act of 1933, as amended and was made without general solicitation or advertising.  Dutchess  is a sophisticated investor with access to all relevant information necessary to evaluate the investments, who represented to HBS that the shares were acquired for investment purposes.

Exhibit No.  Description

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10.1

Promissory Note, dated May 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2007

HUMAN BIOSYSTEMS

By:   /s/ Harry Masuda

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         Harry Masuda

         CEO